UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                NANOSENSORS, INC
                                ----------------
             (Exact name of registrant as specified in its charter)


                  Nevada                                 200452700
       --------------------------                   -------------------
       (State of incorporation or                      (I.R Employer
              organization)                         Identification No.)


1800 Wyatt Drive, Suite #2. Santa Clara, California        95054
---------------------------------------------------        -----
     (Address of principal executive offices)            (Zip Code)

Securities to he registered pursuant to Section 12(b) of the Act:


         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
         -------------------              ------------------------------
                 None                                  None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 1 2(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-117610 (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of class)


                                Class A Warrants
                                ----------------
                                (Title of class)

Item 1.  Description of Registrant's to be Registered.

         Information with respect to our common stock and Class A warrants is incorporated herein by reference to "Description of Securities" in the Registration Statement on Form SB-2 (Registration No. 333-117610 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement will be declared effective by the commission simultaneously with this Registration Statement.

Item 2.  Exhibits

2.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Commission on July 23, 2004).

2.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Commission on July 23. 2004).

2.3      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 the Registration Statement on Form SB-2 filed with the Commission on July 23, 2004).

2.4      Specimen Bridge Warrant Certificate (incorporated by reference to
         Exhibit 4.2 to the Registration Statement on Form SB-2 filed with the Commission on July 23, 2004).

2.5 Specimen Warrant Certificate from Private Placement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form SB-2 filed with the Commission on July 23, 2004).

2.6 Specimen Placement Agent Unit Purchase Option Certificate from Private Placement (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form SB-2 filed with the Commission on July 23, 2004 and refiled on October 29, 2004).


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

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: October 29, 2004                           NANOSENSORS, INC.


                                                  By: /s/ Ted Wong
                                                      --------------------------
                                                  Name: Dr. Ted Wong
                                                  Title: Chief Executive Officer



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

                                NANOSENSORS, INC.
                           1800 WYATT DRIVE, SUITE #2
                              SANTA CLARA, CA 95054



                                                              October 29, 2004


Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  NANOSENSORS, INC.


Dear Ladies and Gentlemen:

         The undersigned, NanoSensors, Inc. Inc., a Nevada corporation (the "Registrant"), is filing a Registration Statement on Form 8-A (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         The Registrant respectfully requests that the effective date of the Registration Statement be accelerated to the same date as the effective date of its Registration Statement on Form SB-2 (No. 333-117610), or as soon thereafter as is practicable.


                                           NanoSensors, Inc.



                                           By: /s/ Ted Wong
                                               ---------------------------------
                                               Ted Wong, Chief Executive Officer



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